Exhibit 10.10

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SYNCORA GUARANTEE SERVICES INC.
EMPLOYEE TRUST

          THIS TRUST AGREEMENT (the “Agreement”), dated as of September 23, 2008, between Syncora Guarantee Services Inc., a Delaware corporation, as settlor (together with any successor thereto, the “Company”), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee (the “Trustee”).

W I T N E S S E T H

          WHEREAS, the Company has adopted the benefit plans and compensation arrangements set forth in the attached Schedule A (the “Plans”) for the benefit of eligible employees of the Company and its affiliates;

          WHEREAS, none of the Plans have been funded to date by the Company;

          WHEREAS, the Company desires to provide comfort to employees who participate in the Plans (the “Participants”) regarding the security of the payments they may be entitled to receive under the terms and conditions of the Plans;

          WHEREAS, in connection therewith, the Company desires to establish an irrevocable trust to be known as the Syncora Guarantee Services Inc. Employee Trust (the “Trust”) and to transfer to the Trust assets to be used principally to pay the benefits under the Plans (the “Benefits);

          WHEREAS, the Company intends the Trust to operate as a “secular” trust for Federal income tax purposes whereby Participants will be subject to taxation on the funds held in the Trust, other than funds on deposit in the Reserve Account, as and when their rights to benefits under the Plans are no longer subject to a substantial risk of forfeiture; and

          WHEREAS, the Trustee has agreed to act as trustee of the Trust, and to hold legal title to the assets of the Trust, in trust for the benefit of the Participants and, to the extent applicable, the Trustee, for the purpose hereinafter stated and in accordance with the terms hereof.

          NOW, THEREFORE, the Company hereby establishes the Trust with the Trustee, and the Trustee herby agrees to accept appointment as Trustee thereof, subject to the following terms and conditions:

ARTICLE I
CREATION OF TRUST AND ESTABLISHMENT OF RESERVE ACCOUNT

Section 1.1 Establishment of Trust and Initial Contribution.

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          (a) The Company hereby establishes with the Trustee and the Trustee hereby accepts appointment as trustee of an irrevocable trust. The parties intend that the Trust shall not be subject to the claims of creditors of the Company in a bankruptcy or other insolvency proceeding under Federal or state law. The name of the trust established pursuant to this Agreement is the Syncora Guarantee Services Inc. Employee Trust. The Trust is not a part of any of the Plans and the Trust is not intended to provide benefits to any employee or former employee or participant or beneficiary under any other employee benefit plan or arrangement of the Company or any of its affiliates. The assets of the Trust will be held, invested and disposed by the Trustee in accordance with the terms of this Agreement. The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets as provided herein. The Company represents that the Trust (i) will not be subject to ERISA (as defined below) and (ii) will not be required to register as an “investment company” under the Investment Company Act of 1940. The Company further represents that (x) the Participants will not be vested under the Plans prior to the date set forth on Schedule A and (y) under the terms of the Plans, the Benefits do not include any right to earnings under the Trust.

          (b) The Trustee hereby acknowledges receipt from the Company of cash in the sum of twenty-three million four hundred and seventy thousand U.S. dollars ($23,470,000) (the “Contribution”). The Contribution shall be used solely for the purpose of paying (i) Benefits under the Plans, (ii) expenses and compensation of the Trustee, in accordance with Section 5.2, and (iii) any taxes payable by the Participants, the Trustee, the Company and/or the Third-Party Payroll Provider, in all cases in accordance with the terms and conditions of the Plans and/or this Agreement. The Company represents that no part of the Contribution comes from the Participants.

Section 1.2 Forfeiture of Plan Awards. In the event that a Participant forfeits his or her Benefits in accordance with the terms and conditions of the Plans, the amount that would otherwise have been payable to such Participant had the Participant not forfeited the right to receive the Benefit shall remain in the Trust and be used in accordance with this Agreement.

Section 1.3 Reserve Account. On or prior to September 23, 2008, the Trustee shall establish within the Trust an account (the “Reserve Account”) into which the Company shall deposit the Reserve Account Required Amount. Amounts on deposit in the Reserve Account shall be invested in accordance with Section 3.1. Amounts on deposit in the Reserve Account may be used by the Trustee to pay any taxes, liabilities, compensation, expenses and/or other amounts owing to the Trustee in accordance with the terms of this Agreement, but in no instance shall amounts on deposit in the Reserve Account be used to pay Benefits.

Section 1.4 Definitions. Capitalized terms used but not defined herein shall have the meaning prescribed to them in the Plans. Certain capitalized terms have the meanings set forth below:

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          (a) Authorized Signatory. An “Authorized Signatory” is an individual authorized to provide information and direction on behalf of the Company to the Trustee hereunder. Each Authorized Signatory must be an officer of the Company or of Parent. The Authorized Signatories as of the date of this Agreement are set forth on Schedule C.

          (b) Business Day. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York or Wilmington, Delaware are authorized or required by law to be closed.

          (c) ERISA. “ERISA” is the Employee Retirement Income Security Act of 1974, as amended.

          (d) FDIC. “FDIC” means the Federal Deposit Insurance Corporation.

          (e) Final Distribution Date. The “Final Distribution Date” is September 30, 2009.

          (f) Notice of Insolvency. “Notice of Insolvency” means written notice to the Trustee from an Authorized Signatory that the Company has suspended its business, made a general assignment for the benefit of its creditors, or is a debtor in any case or proceeding, whether voluntary or involuntary, under any federal, state or foreign (including any provincial) bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law or laws.

          (g) Parent. “Parent” means Syncora Holdings Ltd.

          (h) Reserve Account Required Amount. The “Reserve Account Required Amount” is an amount equal to $66,000.

          (i) Termination Date. The “Termination Date” is the later of (i) the date on which the entirety of the Trust Fund has been distributed in accordance with this Agreement and (ii) the third Business Day following the date on which all taxes with respect to the Trust have been paid for the 2009 calendar year.

          (j) Third-Party Payroll Provider. “Third-Party Payroll Provider” means Ceridian Corporation, or any other third-party payroll provider engaged by the Company to distribute Benefits and identified to the Trustee by an Authorized Signatory in writing on or prior to the date hereof.

          (k) Trust Fund. The assets held at any time and from time to time by the Trustee under the Trust collectively are herein referred to as the “Trust Fund” and shall consist of (i) the Contribution, (ii) amounts on deposit in the Reserve Account and (iii) any earnings or other income earned on account of any assets held in the Trust, less disbursements therefrom. Except as herein otherwise provided, title to the Trust Fund shall at all times be vested in the Trustee. The parties intend that the Trust Fund shall not be subject to any lien or attachment of any creditor of the Company or any third party and

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shall be used solely for the purposes and subject to the conditions set forth in this Agreement.

          (l) Trust Year. “Trust Year” means each 12-month period beginning on January 1 and ending on December 31 thereafter, provided that (i) the initial Trust Year shall be the period beginning on the date hereof and ending on December 31, 2008 and (ii) the final Trust Year shall be the period beginning on January 1 of the year in which the Termination Date occurs and ending on the Termination Date.

          (m) Trustee. The Trustee named above, and any successor thereof, is hereby designated as the trustee hereunder to receive, hold, invest, administer and distribute the Trust Fund in accordance with this Agreement, the provisions of which shall govern the power, duties and responsibilities of the Trustee.

ARTICLE II
GENERAL DUTIES OF THE PARTIES

Section 2.1 General Duties of Company. The Company shall, upon the request of the Trustee, furnish the Trustee with such reasonable information as is necessary or appropriate for the Trustee to carry out the Trustee’s responsibilities under this Agreement, and the Trustee shall be entitled to conclusively rely on the information received from the Company.

Section 2.2 General Duties of the Trustee.

          (a) The Trustee shall hold the Trust Fund until the date as of which a distribution pursuant to Section 3.4 occurs. The Trustee shall be responsible only for the property actually received by the Trustee hereunder and not for any amount which the Company is required to contribute to the Trust Fund hereunder. The Trustee shall have no duty or authority to compute any amount to be contributed to the Trust Fund or to bring any action or proceeding to enforce the collection of any contribution required to be made to the Trust Fund. The rights, duties and obligations of the Trustee hereunder shall be solely as set forth herein.

          (b) The Trustee shall make such distributions from the Trust Fund as may be required under the terms of this Agreement.

          (c) In no event shall the Trustee have any obligation to provide, and in no event shall the Trustee provide, any legal, tax, accounting, audit or other advice to the Company with respect to the Plans or the Trust. The Company acknowledges that it shall rely exclusively on the advice of its accountants and/or attorneys with respect to all legal, tax, accounting, audit and other advice required or desired by the Company with respect to the Plans or the Trust. The Company acknowledges that the Trustee has not made any representations of any kind, and shall not make any representations of any kind, concerning the legal, tax, accounting, audit or other treatment of the Plans or the Trust.

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          (d) The Company acknowledges that the Trustee is not an advisor concerning or a promoter with respect to the Plans or the Trust, but merely is a service provider offering the Trust services expressly set forth in this Agreement. In particular, the Company acknowledges that the Trustee is not a joint venturer or partner with the Company’s accountants, auditors, consultants or with any other party, with respect to the Plans or the Trust, and that the Trustee and the Company’s accountants, auditors and consultants at all times remain independent parties dealing at arm’s length, and independently, with each other and with the Company.

          (e) The Trustee shall have no liability for any losses arising out of delays in performing the services which it renders under this Agreement which result from events beyond its control, including without limitation, interruption of the business of the Trustee due to acts of God, acts of governmental authority, acts of war, riots, civil commotions, insurrections, labor difficulties (including, but not limited to, strikes and other work stoppages due to slow-downs), or any action of any courier or utility, mechanical or other malfunction, or electronic interruption.

ARTICLE III
INVESTMENT, ADMINISTRATION AND
DISBURSEMENT OF TRUST FUND

Section 3.1 Investment of the Trust Fund. The Company shall direct the Trustee regarding the investment and the reinvestment of the Trust Fund. Without limiting the generality of the preceding sentence, the Company shall have the right, at any time and from time to time, in its sole discretion, to direct the Trustee as to the investment and reinvestment of all or specified portions of the Trust Fund and the income therefrom and to appoint an investment manager or investment managers to direct the Trustee as to the investment and reinvestment of all or specified portions thereof. As of the execution of this Agreement, and until the Trustee is notified otherwise in writing by an Authorized Signatory, the Company shall be solely responsible for directing the investment and reinvestment of the Trust Fund. Initially, the Trust Fund shall be invested in the Federated Money Market U.S. Treasury Cash Reserves (Institutional Service Shares) Fund (the “Initial Investment Option”). The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

          Notwithstanding the foregoing, in the event that the Company directs the Trustee to invest the Trust Fund in an investment option other than the Initial Investment Option, the Trustee may, notwithstanding such designation, continue to hold in the Initial Investment Option that portion of the Trust Fund which it reasonably determines to be sufficient for the ordinary administration and for the disbursement of funds in accordance with the terms of the Agreement.

          The Trust may hold assets of any kind, including shares of any registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such investment company and receives compensation from such

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investment company for the services provided (which compensation shall be in addition to the compensation of the Trustee under the Trust). The Company acknowledges that shares in any such investment company are not obligations of the Trustee or any other bank, are not deposits and are not insured by the FDIC, the Federal Reserve or any other governmental agency.

          Notwithstanding anything contained herein to the contrary, after December 31, 2009, the Company may not direct the investment of the Trust Fund and the Trustee will hold the assets of the Trust uninvested.

Section 3.2 Administrative Powers of Trustee. Subject to the terms of this Agreement, the Trustee shall have the power to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund and for carrying out its duties and responsibilities under this Agreement.

Section 3.3 Dealings with Trustee. Persons dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee’s authority as to any transaction.

Section 3.4 Distributions from Trust Fund, Other than Amounts on Deposit in the Reserve Account. The Trustee shall make distributions from the Trust Fund, other than amounts on deposit in the Reserve Account, and, subject to Section 3.4(b)(ii), the Third-Party Payroll Provider shall use such distributions to pay Benefits as and when such Benefits are due to the Participants. The process by which such distributions shall be made shall be as follows:

          (a) Not less than 10 days prior to the date on which payments are due to Participants under the Plans, an Authorized Signatory shall provide the Trustee with written notice of such payments. Such written notice shall certify each of the following: (i) the name(s) of the Plan(s) as to which Benefits are coming due; (ii) the individual names of the Participants who will receive such Benefits and the amount to be paid to each such Participant; (iii) the aggregate amount of Benefits to be paid; and (iv) the aggregate employment tax obligations of the Company or any of its affiliates, if any, arising by reason of the payment of the Benefits (not otherwise to be satisfied by withholding from the Benefits) (the sum of clauses (iii) and (iv), the “Aggregate Distribution Amount”). The Authorized Signatory shall also provide the Trustee with such other information as the Trustee may reasonably request. The Trustee shall have the right to conclusively rely on any such information provided to the Trustee. In the event the Aggregate Distribution Amount exceeds the Trust Fund, excluding the Reserve Account, the Trustee shall promptly notify the Company of the amount by which the Aggregate Distribution Amount exceeds the Trust Fund. Upon notification by the Trustee, an Authorized Signatory shall promptly provide the Trustee with a new written notice, setting forth an Aggregate Distribution Amount that does not exceed the Trust Fund (excluding amounts in the Reserve Account).

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          (b) (i) Prior to the date on which the Trustee receives a Notice of Insolvency, in order that the Company may meet its obligations under the Plans and applicable law, on a date reasonably selected by the Company in advance of the scheduled payment date and with prior written notice to the Trustee, the Trustee shall transfer the Aggregate Distribution Amount by wire transfer to the Third-Party Payroll Provider. An Authorized Signatory shall certify to the Trustee that the Aggregate Distribution Amount shall be applied by the Third-Party Payroll Provider to the payment of Benefits and the aggregate employment tax obligations of the Company or any of its affiliates, as aforesaid and the Trustee shall have no liability for the payment of such Benefits or the aggregate employment tax obligations of the Company or any of its affiliates. On or prior to the date which is ten (10) days from the date of any payment of Benefits, an Authorized Signatory shall provide proof of payment of the Benefits and proof of payment of all taxes, including the tax obligations of the Company or any of its affiliates, by the Third-Party Payroll Provider in form reasonably satisfactory to the Trustee.

          (ii) From and after the date on which the Trustee receives a Notice of Insolvency, the Trustee shall make payments to Participants directly. An Authorized Signatory shall promptly provide the Trustee with sufficient information so as to permit the Trustee to make payments directly to Participants including, without limitation, copies of the Plans, names, addresses and amounts payable to each Participant and any other information or documentation necessary to calculate and pay Benefits.

          (c) Notwithstanding anything to the contrary in this Agreement, the Trustee may make any and all distributions and payments from the Trust to the Trustee in accordance with Article V hereof and/or in accordance with any order of a court of competent jurisdiction.

          (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Trustee be obligated to make any payments in excess of the Trust Fund, excluding amounts on deposit in the Reserve Account.

Section 3.5 Non-Reversion. This Trust is declared to be irrevocable prior to the Termination Date, and, except as otherwise expressly provided for in this Agreement, including, without limitation, Section 8.2, at no time shall any part of the Trust Fund, other than amounts on deposit in the Reserve Fund, revert or be distributed to the Company or be used, or diverted for purposes other than for the exclusive benefit of the Participants, for the payment of taxes and, to the extent set forth herein, the Trustee. Notwithstanding the foregoing, the Company may, by written notice to the Trustee, direct that all or part of the Trust Fund be transferred to a successor trustee, appointed in accordance with Section 7 hereof, under a trust which is for the exclusive benefit of such Participants; and thereupon the Trust Fund, or any part thereof, shall be paid over, transferred or assigned to said successor trustee, free from the Trust created hereunder; provided, however, that (x) no part of the Trust Fund may be used to pay contributions

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under any employee benefit plan or arrangement of the Company or any of its affiliates other than the Plans and (y) amounts on deposit in the Reserve Account may not be transferred unless all of the Trust Fund is transferred to a successor and, in connection with a transfer of all of the Trust Fund, the Trustee has been paid all amounts owing to it hereunder.

ARTICLE IV
ENFORCEMENT OF TRUST
AND LEGAL PROCEEDINGS

Section 4.1 Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Company and which shall be retained as required by applicable law.

Section 4.2 Accountings by the Trustee. (a) The Trustee shall prepare and present to the Company an accounting for each Trust Year, and for such other periods as the Company may reasonably request, listing all receipts, disbursements and other transactions effected by the Trust after the date of the Trustee’s last account, and further listing all cash and other property held by the Trust as of the end of such period. In addition to the foregoing, the report shall contain such information regarding the Trust Fund and transactions as the Company in its discretion may reasonably request.

          (b) Upon the expiration of ninety (90) days from the date of the any accounting by the Trustee, the Trustee shall be forever released and discharged from all liability and further accountability to the Company or any other person with respect to the accuracy of such accounting and all acts and failures to act of the Trustee reflected in such account, except to the extent that the Company shall, within such 90-day period, file with the Trustee specific written objections to the account. Neither the Company, any Participant nor any other person shall be entitled to any additional or different accounting by the Trustee and the Trustee shall not be compelled to file in any court any additional or different accounting. For purposes of regulations promulgated by the FDIC, the Trustee’s account statements shall be sufficient information concerning securities transactions effected for the Trust, provided that the Company, upon written request, shall have the right to receive at no additional cost written confirmations of such securities transactions, which shall be mailed or otherwise furnished by the Trustee within the timeframe required by applicable regulations.

Section 4.3 Final Report. In the event of the resignation or a removal of the Trustee under Section 7.1 hereof, the Trustee shall with reasonable promptness submit, for the period ending on the effective date of such resignation or removal, a report similar in form and purpose to that described in Section 4.2 hereof.

Section 4.4 Directions of the Company, Enforcement of Trust and Legal Proceedings. The Trustee shall have no duty to question any direction given to the Trustee by the Company authorized or required hereunder, including but not limited to any direction

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advising the Trustee as to the interests of any Participant in the Plans. The Company shall have authority to enforce this Agreement on behalf of the Participants. Participants in the Plans shall have no right or obligation to direct the Trustee to pay Benefits under the Plans; only the Company shall have the right and obligation to provide such direction. In no event shall the Trustee have any liability or responsibility to undertake, defend or continue any litigation unless payment of related fees and expenses is ensured to the reasonable satisfaction of the Trustee.

ARTICLE V
TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

Section 5.1 Taxes. (a) The Trustee shall pay out of the Trust Fund all real and personal property taxes, income taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund. The Company shall advise the Trustee if the Trust is exempt from federal, state and local income taxes, and the Trustee shall act in accordance with any such advisement. The Company shall timely file all federal, state and local tax and information returns relating to the Plans. The Trustee shall timely file all federal, state and local tax and information returns relating to the Trust; provided that the Trustee shall provide the Company with a copy of such tax and/or information return at least ten (10) days prior to filing.

          (b) Prior to the date on which the Trustee receives a Notice of Insolvency, the Company shall cause to be withheld from amounts paid from the Trust Fund to the Third-Party Payroll Provider all applicable withholding taxes prior to the payment of any Benefits to a Participant and shall have the sole responsibility for causing such withheld amounts to be remitted to the appropriate governmental authority, and the Trustee shall have neither such obligation. From and after the date on which the Trustee receives a Notice of Insolvency, the Trustee shall make any required tax withholdings on Benefits paid directly to Participants pursuant to clause (ii) of Section 3.4(b).

Section 5.2 Expenses and Compensation. The Trustee shall be entitled to such compensation for the Trustee’s services as set forth in the attached Schedule B. The Trustee shall also be reimbursed for its expenses and other charges incurred in connection with the administration, investment and distribution of the Trust Fund. Such compensation shall be paid, and such reimbursement shall be made, by the Company, except that, if the Company does not pay such fees and expenses charged to it hereunder within 30 days after the Trustee renders its invoice to the Company, the Trustee may take the Trustee’s fees and expenses and any other amounts due it out of the Trust Fund. Notwithstanding the foregoing, (i) after the Final Distribution Date, the Trustee shall not be required to render an invoice to the Company and may deduct any fees, expenses or other amounts owing to it directly from the Trust Fund and (ii) at any time, the Trustee may pay any taxes with respect to the Trust directly from the Trust Fund.

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ARTICLE VI
FOR PROTECTION OF THE TRUSTEE

Section 6.1 Evidence of Action by Company. The Chief Executive Officer of Parent shall from time to time certify to the Trustee the name or names of the Authorized Signatories. The Chief Executive Officer of Parent and each Authorized Signatory shall have the right and obligation to inform the Trustee that any other individual who was an Authorized Signatory has ceased to be an Authorized Signatory. Until the Chief Executive Officer of Parent or any Authorized Signatory notifies the Trustee that an individual is no longer an Authorized Signatory, the Trustee may continue to rely on the authority of such person. The Trustee may conclusively rely upon any certificate, notice or direction purporting to have been signed on behalf of the Company which the Trustee believes to have been signed by any Authorized Signatory.

Section 6.2 Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company: Syncora Guarantee Services Inc. c/o Syncora Guarantee Inc 1221 Avenue of Americas New York, NY 10020 Attn: James Lundy Phone: (212) 478-3400 Fax: (212) 478-3587

If to the Trustee:

Wilmington Trust Company
1100 N. Market Street – 2nd floor
Wilmington, Delaware 19890
Attn: David W. Snyder
Phone: (302) 651-8926
Fax: (302) 651-1312
Email: dwsnyder@wilmingtontrust.com

Section 6.3 Advice of Counsel. The Trustee may consult with any legal counsel with respect to the construction of this Agreement, the Trustee’s duties hereunder, or any act which the Trustee proposes to take or omit, and shall not be liable for any action taken or omitted in good faith pursuant to such advice. The Trustee shall not be liable for any act or failure to act under this Agreement, if any such action were taken or omitted, as the

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case may be, in good faith or in accordance with the express provisions of this Agreement. The Trustee’s duties and obligations shall be limited to those expressly imposed upon it by this Agreement, notwithstanding any reference to the Plans.

Section 6.4 No Duty to Advance Funds or to Administer the Plans. The Trustee shall have no obligation to advance the Trustee’s own funds for the purposes of fulfilling the Trustee’s responsibilities under this Agreement. The Trustee shall not be responsible in any respect for administering the Plans. For the avoidance of doubt, the Trustee shall not be responsible in any respect for determining whether actions the Trustee is directed to take by the Company pursuant to this Agreement comply with, are consistent with or are otherwise in accordance with the terms and conditions of the Plans. Such determinations shall be the sole responsibility of the person or persons delegated administrative and interpretative functions and powers under the Plans. The Trustee shall not be liable for any loss incurred by the Trust with respect to any investment of amounts in the Trust Fund.

ARTICLE VII
ACTION BY, RESIGNATION AND REMOVAL OF TRUSTEE

Section 7.1 Resignation or Removal of Trustee. The Trustee may resign at any time upon 45 days’ written notice to the Company. The Trustee may be removed at any time by the Company upon 45 days’ written notice to the Trustee. Upon receipt of instructions or directions from the Company with which the Trustee is unable to comply, the Trustee may resign, upon notice in writing to the Company given within a reasonable time under the circumstances then prevailing after the receipt of such instructions or directions; and notwithstanding any other provisions hereof, in that event the Trustee shall have no liability to the Company, or to any Participant, for failure to comply with such instructions or directions. Notwithstanding the foregoing, in the event of the resignation or removal of the Trustee in accordance with this Section 7.1, the Trust shall survive and continue in all respects until terminated in accordance with Article VIII hereof.

Section 7.2 Appointment of Successor Trustee. If the Trustee resigns or is removed in accordance with Section 7.1, a successor Trustee shall be appointed by the Company. Neither the Company nor any parent or subsidiary thereof may be appointed as Trustee. The appointment of a successor to the Trustee shall take effect upon delivery to the Trustee of (i) a duly executed instrument in writing appointing such successor, and (ii) an acceptance in writing, executed by such successor, both acknowledged in the same form as this Agreement. All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as a Trustee hereunder. If no successor shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee and the costs of such action shall be paid by the Company and, if not so paid, the Trustee shall deduct such amounts from the Trust Fund.

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ARTICLE VIII
DURATION AND TERMINATION OF TRUST AND AMENDMENT

Section 8.1 Duration and Termination. The Trust shall terminate on the Termination Date.

Section 8.2 Distribution upon the Final Distribution Date. On or as soon as practicable after the Final Distribution Date but in no event later than thirty (30) days after the Final Distribution Date, any assets in excess of the Reserve Account Required Amount, then remaining in the Trust shall be returned to the Company, less any outstanding fees and/or expenses then due and owing to the Trustee. The powers of the Trustee hereunder shall continue so long as any assets of the Trust remain in the Trustee’s hands.

Section 8.3 Distribution upon the Termination Date. On or as soon as practicable after the Termination Date but in no event later than thirty (30) days after the Termination Date, any assets then remaining in the Trust shall, after payment of any remaining liabilities of the Trust as the Trustee may deem appropriate, including, for the avoidance of doubt, any amounts owing to the Trustee, be returned to the Company. Upon making such distribution to the Company, the Trustee shall be relieved from all further liability hereunder.

Section 8.4 Amendment. By a duly executed, written instrument delivered to the Trustee and acknowledged in the same form as this Agreement, the Company shall have the right at any time and from time to time to modify or amend this Agreement in whole or in part, provided, however, that no modification or amendment of this Trust shall be made in a manner as (i) except as expressly provided in this Agreement, would cause or permit any of the Trust Fund, other than amounts on deposit in the Reserve Account, to be diverted to purposes other than for the exclusive benefit of the Participants or for the payment of taxes and, to the extent set forth herein, the Trustee, (ii) would add any employee benefit plan or arrangement of the Company or any of its affiliates to Schedule A that is not listed on Schedule A as of the date of this Agreement, (iii) would change the interest of any Participant in any Plan except as permitted in accordance with the provisions of the Plans, (iv) would cause the Trust to become a “grantor trust” under Section 671 et. seq. of the Internal Revenue Code of 1986, as amended, or (v) would increase the duties and responsibilities of the Trustee or otherwise adversely affect the Trustee without the Trustee’s written consent. Any such amendment shall become effective upon (x) delivery to the Trustee of the written instrument of amendment, together with a certified copy of the resolutions of the Board of Directors of the Company authorizing such modification or amendment, (y) endorsement by the Trustee on such instrument upon receipt thereof, together with any required consent thereto, and (z) a certificate from the Company stating that any such amendment is in accordance with the terms and conditions of the Plans.

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ARTICLE IX
INDEMNIFICATION

Section 9.1 Indemnification. The Company agrees, to the fullest extent permitted by law, to indemnify and hold the Trustee, in its individual capacity and as trustee, and its affiliates, each officer, director, employee, stockholder, agent or partner of any of them, and any person who is or was serving at the request of the Trustee (each, an “Indemnified Person”) harmless from and against any and all liabilities, losses, costs, damages and/or expenses (including attorney’s fees and disbursements) of any kind or nature (collectively, “Losses”) imposed on, incurred by or asserted against such Indemnified Person by reason of its service pursuant to this Agreement, including any Losses arising out of any threatened, pending or completed claim, action, suit or proceeding, except to the extent such Losses are caused by the gross negligence, willful misconduct or bad faith of such Indemnified Person. To the extent not paid by the Company, the Trustee shall be entitled to deduct such amounts from the Trust Fund. The Trustee shall not be required to give any bond or any other security for the faithful performance of the Trustee’s duties under this Agreement, except as required by law. The indemnity provided hereunder shall include, but not be limited to, Losses imposed on, incurred by or asserted against such Indemnified Person at any time by reason of, or in connection with, (i) serving or having served in any capacity in connection with the Trust, (ii) accepting any property contributed to the Trust in the Company’s discretion or retaining such property as an investment for the Trust Fund, (iii) a determination that the Trust is subject to ERISA, (iv) any breach of any representation made by the Company under this Agreement, (v) the failure of the Company, the Third-Party Payroll Provider or any other party to pay Benefits to any Participants or any employment tax obligations of the Company or any of its affiliates pursuant to Section 3.4(b)(i), (vi) taxes payable pursuant to Section 5.1 hereof and/or expenses and compensation payable pursuant to Section 5.2 hereof, or (vii) carrying out in good faith the responsibilities delegated to the Trustee under this Agreement, or by reason of any act or failure to act under this Agreement, if any such action were taken or omitted, as the case may be, in good faith or in accordance with the express provisions of this Agreement. The provisions of this Section 9.1 shall survive the termination of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.1 Governing Law. This Agreement and the Trust hereby created shall be construed and regulated by the laws of the State of Delaware, except as otherwise provided by federal law.

Section 10.2 Severability. If any provision of this Agreement shall be held illegal, invalid or unenforceable for any reason, such provision shall not affect the remaining parts hereof, and the Trust shall be construed and enforced as if said provision had never been inserted herein.

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Section 10.3 Protection of Persons Dealing with the Trust. No person dealing with the Trustee shall be required or entitled to monitor the application of any money paid or property delivered to the Trustee, or determine whether or not the Trustee is acting pursuant to authority granted to it hereunder or to authorizations or directions herein required.

Section 10.4 Nonassignability. No right or interest of any person to receive distributions from the Trust shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetence, and no right or interest of any person to receive distributions from the Trust shall be subject to any obligation or liability of any such person, including claims for alimony or the support of any spouse or child.

Section 10.5 Gender and Number. Whenever the context requires or permits, the masculine gender shall include the feminine gender and the singular form shall include the plural form and shall be interchangeable.

Section 10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

Section 10.7 Titles and Headings Not to Control. The titles to Articles and headings of Sections in this Agreement are placed herein for convenience of reference only and in case of any conflict the text of this Agreement, rather than such titles or headings, shall control.

Section 10.8 Entire Agreement. The Trustee’s duties and responsibilities with respect to the Trust shall be limited to those specifically set forth in this Agreement and there are no promises, undertakings, representations or warranties by the Trustee relative to the Trust not expressly set forth or referred to herein.

EXECUTION COPY

          IN WITNESS WHEREOF, the parties hereto have executed and caused this Agreement to be executed as of the day and year first above written.

SYNCORA GUARANTEE SERVICES INC.

By /s/ Orlando Rivera
Name: Orlando Rivera
Title: MD, Head of Human Resources

WILMINGTON TRUST COMPANY
not in its individual capacity but solely as Trustee of the Syncora Guarantee Services Inc. Employee Trust

By /s/ Nancy Gray
Name: Nancy Gray
Title: AVP